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                                                                       EXHIBIT 6

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the caption "Independent Auditors" and to the use of our reports dated August 5, 1999 and April 23, 1999 as to The United States Life Insurance Company in the City of New York, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, Nos. 333-79471 and 811-09359) of The United States Life Insurance Company in the City of New York.


                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------
                                        ERNST & YOUNG LLP

New York, New York
November 4, 1999